Exhibit 23






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement No. 33-11717 on Form S-3 of our reports dated March 16, 2006, relating to the consolidated financial statements of Middlesex Water Company and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Middlesex Water Company for the year ended December 31, 2005.





/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 16, 2006